Exhibit 99.1

(CCTR) China Crescent Enterprises, Inc. Anticipates Potential Business Strategy Updates In Light of Recent (NWMT) NewMarket Technology, Inc. Announcement

DALLAS, TEXAS - October 27, 2011 - China Crescent Enterprises, Inc. (“China Crescent” or the “Company”)  (Pinksheets: CCTR)(OTCQB: CCTR) today announced that it anticipates potential business strategy updates in light of a recent NewMarket Technology, Inc. (“NewMarket”) (Pinksheets: NWMT)(OTCQB: NWMT)announcement on October 20, 2011.  China Crescent is a majority-owned subsidiary of NewMarket.

On October 20, NewMarket announced that it is exploring new potential investment relationships and an associated change of control event.  China Crescent anticipates that any such investment relationship or change of control event of NewMarket would also impact the Company and its business strategy.  The entire announcement is available on NewMarket’s website.

http://newmarkettechnology.com/newsreleases/news-20111020_1.htm

On October 21, 2011, NewMarket also released a Current Report on Form 8-K to report that it received shareholder approval for an amendment to NewMarket’s Articles of Incorporation to increase the number of its authorized shares of common stock.  The amendment is solely for the purpose of increasing the number of authorized shares of common stock for NewMarket and specifically does not include a reverse split of its issued and outstanding shares. The 8-K can be reviewed in its entirety at:

http://1.usa.gov/smFr5H

China Crescent has no plans at this time to either increase the number of its authorized shares of common stock or reverse split its issued and outstanding shares.

About China Crescent Enterprises, Inc. (www.chinacrescent.com)China Crescent is a systems integration service provider that markets technology outsourcing services in China including the sale and service of brand name technologies such as Microsoft, Cisco, IBM, HP and Dell. Following a strategic acquisition in 2009, the Company expanded its business line to include original design manufacturing (ODM). Headquartered in Dallas with operations in China, China Crescent reported $78 million in revenue in 2010. China Crescent is a subsidiary of NewMarket.

About NewMarket Technology, Inc. (www.newmarkettechnology.com)NewMarket’s current portfolio of operating subsidiaries provides systems integration and technology infrastructure services. NewMarket's operations strategically focus on providing technology and support services in emerging and developing economies with high growth rate potential. NewMarket has operating subsidiaries today in China, Singapore, Brazil and Northern Latin America.

Forward-Looking Statements

This communication contains statements regarding the Company's expectations, plans, goals, objectives, assumptions or information about future events that constitute forward-looking statements or information under applicable securities legislation, including the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they are subject to numerous risks and uncertainties relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the Company's control. Forward-looking statements are generally identifiable by the terminology used such as "may," "will," "could," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or other similar expressions. These statements are based on assumptions that the Company has made in light of its experience, as well as perceptions of historical trends, current conditions, expected future developments, and other factors the Company believes are appropriate under the circumstances. Although the Company believes that these forward-looking statements are based on reasonable assumptions, many risks and uncertainties could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors, failure to maintain and develop business, failure to increase or maintain the number of customers, downturns in the economies and/or industries in which the Company operates, and the failure to attract or maintain qualified professionals. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The forward-looking statements or information contained in this communication are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Contact:

China Crescent Enterprises, Inc.

Investor Relations

ir@chinacrescent.com